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                                                                    Exhibit 23.4





                        CONSENT OF INDEPENDENT AUDITORS





The Board of Directors and Stockholders
Tele-Communications, Inc.:


We consent to the incorporation by reference in the Registration Statements
(Nos.   33-56271, 33-57177, 33-57399, 33- 57409, 33-57469, 33-59121, 33-63139,
33-64127, 33-65479, 33-65493, 33-65497 and 333-00765) on Form S-3, the
Registration Statement (No. 33-65311) on Form S-4, and the Registration Statements (Nos. 33-44543, 33-54263, 33-57635, 33-60839, 33- 60843, 33-64827,
33-64829, 33-64831, 33-65483, 33-65485 and 33-65487) on Form S-8 of
Tele-Communications, Inc. of our report dated March 18, 1994, relating to the consolidated statement of operations, stockholders' equity, and cash flows of Liberty Media Corporation and subsidiaries for the year ended December 31, 1993, which report appears in the December 31, 1995 annual report on Form 10-K of Tele-Communications, Inc.

Our report refers to a change in the method of accounting for income taxes in 1993. Our report also contains an explanatory paragraph that states that the former parent of Liberty Media Corporation contributed certain assets in exchange for certain preferred stock, resulting in the assets being accounted for at predecessor cost basis.


                                                       /s/ KPMG PEAT MARWICK LLP
                                                       KPMG Peat Marwick LLP



Denver, Colorado
March 26, 1996